                                                                   EXHIBIT 10.25

                              PURCHASE AGREEMENT

                                    between

                         BIOMARIN PHARMACEUTICAL, INC.

                                      and

                              GENZYME CORPORATION

                         dated as of September 4, 1998

                               TABLE OF CONTENTS


ARTICLE 1. PURCHASE AND SALE LLC INTEREST...............................  1
     1.1.  Authorization................................................  1
     1.2.  Sale, Assignment and Purchase of the LLC Interest; Payments..  1

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF BIOMARIN...................  2
     2.1.  Organization and Qualification of BioMarin...................  2
     2.2.  BioMarin/Genzyme LLC.........................................  2
     2.3.  Ownership of LLC Interest....................................  2
     2.4.  Authority....................................................  2
     2.5.  Offer and Sale of LLC Interest...............................  3
     2.6.  No Breach....................................................  3
     2.7.  Actions and Proceedings......................................  3
     2.8.  Compliance with Laws.........................................  4
     2.9.  Brokerage....................................................  4
     2.10. Full Disclosure..............................................  4

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF GENZYME....................  4
     3.1.  Authority for Agreement......................................  4
     3.2.  Investment...................................................  4
     3.3.  Restrictions on Transferability..............................  5
     3.4.  Experience...................................................  5
     3.5.  Brokerage....................................................  5

ARTICLE 4. CONDITIONS PRECEDENT.........................................  5
     4.1.  Certificates and Documents...................................  5
     4.2.  Opinion of Counsel...........................................  6

ARTICLE 5. MISCELLANEOUS................................................  6
     5.1.  Assignment...................................................  6
     5.2.  Severability.................................................  6
     5.3.  Notices......................................................  7
     5.4.  Applicable Law...............................................  7
     5.5.  Entire Agreement.............................................  7
     5.6.  Headings.....................................................  7
     5.7.  Counterparts.................................................  7

                              PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT dated as of September 4, 1998 (the "Agreement") is
                                                                 ---------
made by and between BioMarin Pharmaceutical, Inc., a Delaware corporation having its principal place of business at 11 Pimentel Court, Novato, California 94949 ("BioMarin") and Genzyme Corporation, a Massachusetts corporation having its
  --------
principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("Genzyme"). Capitalized terms not defined herein shall have the
        -------
respective meanings ascribed to them in the Collaboration Agreement of even date herewith (the "Collaboration Agreement") by and among BioMarin, Genzyme and
               -----------------------
BioMarin/Genzyme LLC, a Delaware limited liability company having its principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("BioMarin/Genzyme LLC"). BioMarin and Genzyme are sometimes referred to herein
 ---------------------
individually as a "Party" and collectively as the "Parties."
                   -----                           -------

                                R E C I T A L S

     WHEREAS, BioMarin, Genzyme and BioMarin/Genzyme LLC have entered into a Collaboration Agreement for the development and commercialization of Collaboration Products throughout the world; and

     WHEREAS, in contemplation of such collaboration, BioMarin has formed BioMarin/Genzyme LLC and BioMarin Genetics, Inc., a Delaware corporation and a wholly-owned subsidiary of BioMarin ("Subsidiary"), and has assigned one percent
                                      ----------
(1%) of its interest in BioMarin/Genzyme LLC to Subsidiary;

     WHEREAS, in connection with the collaboration, BioMarin desires to sell and assign to Genzyme and Genzyme desires to purchase from BioMarin a fifty percent (50%) interest in BioMarin/Genzyme LLC.

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the Parties mutually agree as follows:

                  ARTICLE  1.  PURCHASE AND SALE LLC INTEREST

     1.1.  Authorization.  BioMarin has duly authorized the sale and assignment
           -------------
by BioMarin to Genzyme of a fifty percent (50%) interest in BioMarin/Genzyme LLC (subject to adjustment pursuant to Section 4.1 of the Collaboration Agreement and pursuant to the Operating Agreement of BioMarin/Genzyme LLC of even date herewith (the "Operating Agreement") by and between BioMarin and Genzyme (the
               -------------------
"LLC Interest").
 ------------

     1.2.  Sale, Assignment and Purchase of the LLC Interest; Payments.
           -----------------------------------------------------------
Concurrently with the execution and delivery of this Agreement, BioMarin hereby sells, assigns and transfers to Genzyme, and Genzyme hereby purchases from BioMarin the LLC Interest for an aggregate purchase price of twelve million one hundred thousand ten dollars ($12,100,010) payable as follows: (i) ten dollars ($10) payable by Genzyme to BioMarin upon execution of this Agreement; and (ii) twelve million one hundred thousand dollars ($12,100,000) upon the first full approval by the U.S. FDA of a BLA by BioMarin/Genzyme LLC for the use of a

Collaboration Product in the Field. All of the aforementioned payments shall be made in United States dollars by certified bank check or wire transfer.

            ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF BIOMARIN

     In connection with the sale and assignment of the LLC Interest by BioMarin to Genzyme, BioMarin hereby makes the following representations and warranties to Genzyme.

     2.1.  Organization and Qualification of BioMarin.  BioMarin is a
           ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. BioMarin is qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized could have a material adverse effect on BioMarin or its assets, properties, business, operations or condition (financial or otherwise) (the "Business of BioMarin").
                 --------------------

     2.2.  BioMarin/Genzyme LLC.  BioMarin/Genzyme LLC is a limited liability
           --------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as contemplated by the Collaboration Agreement. The appropriate documents have been filed to qualify BioMarin/Genzyme LLC as a foreign limited liability company in the Commonwealth of Massachusetts. Immediately prior to the execution and delivery of this Agreement, BioMarin and Subsidiary are the only members of BioMarin/Genzyme LLC and BioMarin and Subsidiary hold a ninety-nine percent (99%) and one percent (1%) interest in BioMarin/Genzyme LLC, respectively. BioMarin has previously exclusively licensed to BioMarin/Genzyme LLC all of its right, title and interest in (alpha)-L-iduronidase and technology relating thereto in the Territory and in the Field, including without limitation all patents, know-how, trade secrets, and preclinical and clinical data.

     2.3.  Ownership of LLC Interest.  BioMarin is the legal and beneficial
           -------------------------
owner of all of the LLC Interest, free and clear of all liens, encumbrances, restrictions and claims of all kinds. BioMarin has full legal right, power and authority to sell, assign, convey, transfer and deliver the LLC Interest to Genzyme pursuant to this Agreement. The assignment by BioMarin of the LLC Interest, together with the execution of the Operating Agreement, pursuant to the provisions hereof will transfer to Genzyme valid title to the LLC Interest, free and clear of all liens, encumbrances, restrictions and claims of every kind arising through BioMarin.

     2.4.  Authority.  The sale of the LLC Interest by BioMarin and the
           ---------
execution, delivery and performance by BioMarin of this Agreement has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by BioMarin. This Agreement constitutes the valid and binding obligation of BioMarin enforceable against BioMarin in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

     2.5.  Offer and Sale of LLC Interest.  Based in part on the representations
           ------------------------------
made by Genzyme set forth in Article 3 below, the offer and sale of the LLC Interest pursuant to this Agreement is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state
                                         --------------
securities laws. BioMarin has complied with all applicable federal and state securities laws in connection with the offer and sale of the LLC Interest.

     2.6.  No Breach.  The execution, delivery and performance of this
           ---------
Agreement, the Collaboration Agreement and the Operating Agreement and the consummation of the transactions contemplated hereby and thereby will not: (i) violate any provision of the Certificate of Incorporation or By-laws of BioMarin and Subsidiary or the Certificate of Formation of BioMarin/Genzyme LLC; (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which BioMarin is a party or to which any of the assets or properties of BioMarin, Subsidiary or BioMarin/Genzyme LLC may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, BioMarin, Subsidiary or BioMarin/Genzyme LLC or upon the securities, properties, assets or business of BioMarin, Subsidiary or BioMarin/Genzyme LLC; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to BioMarin, Subsidiary or BioMarin/Genzyme LLC or to the securities, properties, assets or business of BioMarin, Subsidiary or BioMarin/Genzyme LLC, respectively; (v) require the approval, consent or authorization of, or registration or filing with, any foreign, federal, state, local or other governmental or regulatory body or the approval, consent, waiver or notification of any stockholder, creditor, lessor or other non-governmental and non-regulatory persons; or (vi) result in the creation of any lien or other encumbrance on the assets or properties of BioMarin, Subsidiary or BioMarin/Genzyme LLC, excluding from clauses (ii) - (vi) such matters as would not in the aggregate have a material adverse effect on the Businesses of BioMarin, Subsidiary or BioMarin/Genzyme LLC or upon the transactions contemplated hereby or by the Collaboration Agreement or the Operating Agreement. Prior to the date hereof, neither Subsidiary nor BioMarin/Genzyme LLC was a party to any contracts or agreements with a Third Party. References in this Agreement to the Business of Subsidiary or BioMarin/Genzyme LLC mean the assets, properties, business, operations or condition (financial or otherwise) of Subsidiary or BioMarin/Genzyme LLC, as applicable.

     2.7.  Actions and Proceedings.  There are no outstanding orders, judgments,
           -----------------------
injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against BioMarin or BioMarin/Genzyme LLC or affecting any of their respective properties or rights. There are no actions, suits or claims or legal, administrative or arbitral proceedings or, to the best knowledge of BioMarin, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of BioMarin, threatened against BioMarin or BioMarin/Genzyme LLC or affecting any of their respective properties or rights. To the best knowledge of BioMarin, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the Businesses of BioMarin or BioMarin/Genzyme LLC.

     2.8.  Compliance with Laws.  Neither BioMarin nor BioMarin/Genzyme LLC is
           --------------------
in violation of any statute, law, rule or regulation, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality specifically naming BioMarin or BioMarin/Genzyme LLC, including without limitation laws relating to environmental protection, except for such violations or defaults which do not, individually or in the aggregate, materially and adversely affect the Businesses of BioMarin or BioMarin/Genzyme LLC.

     2.9.  Brokerage.  No broker, finder, agent or similar intermediary has
           ---------
acted on behalf of BioMarin in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with BioMarin or any action taken by BioMarin.

     2.10. Full Disclosure.  No representation or warranty of BioMarin
           ---------------
contained in this Agreement (i) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading or (ii) omits to state a material fact that materially adversely affects, or (in the reasonable business judgment of BioMarin based on facts of which it has knowledge) is likely to materially adversely affect the Business of BioMarin, and, to the best knowledge of BioMarin, no other document or paper furnished by or on behalf of BioMarin to Genzyme (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole as of the date hereof together with the representations and warranties of BioMarin contained in this Agreement contains an untrue statement of a material fact. There is no fact known to BioMarin that has not been disclosed to Genzyme in this Agreement or otherwise that materially adversely affects, or (in the reasonable business judgment of BioMarin based on facts of which it has knowledge) is likely to materially adversely affect the Business of BioMarin/Genzyme LLC.

             ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF GENZYME

     In connection with the purchase by Genzyme of the LLC Interest from BioMarin, Genzyme hereby makes the following representations and warranties to BioMarin.

     3.1.  Authority for Agreement.  The execution, delivery and performance by
           -----------------------
Genzyme of this Agreement has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by Genzyme. This Agreement constitutes the valid and binding obligation of Genzyme enforceable against Genzyme in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

     3.2.  Investment.  Genzyme is acquiring the LLC Interest solely for its own
           ----------
account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; Genzyme does not have any present plans to enter into any contract, undertaking, agreement or arrangement relating thereto.

     3.3.  Restrictions on Transferability.  Genzyme understands that the LLC
           -------------------------------
Interest has not been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions thereunder. Genzyme acknowledges and is aware that the LLC Interest cannot be resold unless the LLC Interest is registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available, and that it has no rights to require that the LLC Interest be registered under the Securities Act or any state securities laws.

     3.4.  Experience.  Genzyme has carefully reviewed the representations
           ----------
concerning BioMarin and BioMarin/Genzyme LLC contained in this Agreement and has had the opportunity to make detailed inquiry concerning BioMarin, BioMarin/Genzyme LLC and their respective businesses and personnel. The officers of BioMarin have made available to Genzyme any and all written information which it has requested and have answered to Genzyme's satisfaction all inquiries made by Genzyme. Genzyme has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in BioMarin/Genzyme LLC. Genzyme's overall commitments to investments which are not readily marketable is not disproportionate to its net worth, and Genzyme's investment in the LLC Interest will not cause such overall commitment to become excessive. Genzyme has sufficient knowledge and experience to evaluate the risk of its investment in BioMarin/Genzyme LLC.

     3.5.  Brokerage.  No broker, finder, agent or similar intermediary has
           ---------
acted on behalf of Genzyme in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Genzyme, or any action taken by it.

                       ARTICLE 4.  CONDITIONS PRECEDENT

     4.1.  Certificates and Documents.  Contemporaneously with the execution of
           --------------------------
this Agreement, BioMarin shall deliver to Genzyme:

           (a) the Certificate of Incorporation of BioMarin, certified by the Secretary of State of Delaware as of the most recent practicable date;

           (b) the Certificate of Formation of BioMarin/Genzyme LLC, certified by the Secretary of State of Delaware as of the most recent practicable date;

           (c) the Certificate of Incorporation of Subsidiary, certified by the Secretary of State of Delaware as of the most recent practicable date;

          (d) certificate, as of the most recent practicable date, as to the corporate good standing and legal existence of BioMarin issued by the Secretary of State of the states of Delaware and California, each confirming such good standing and legal existence as of such date, together with a facsimile from the Secretary of State of Delaware confirming the legal existence of BioMarin as of the most recent practicable date;

          (e) facsimile from the Secretary of State of Delaware, dated as of the most recent practicable date, confirming the corporate good standing and legal existence of BioMarin/Genzyme LLC as of such date;

          (f) By-Laws of BioMarin, certified by its Secretary as of the most recent practicable date; and

          (g) resolutions of the Board of Directors of BioMarin authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of BioMarin as of the most recent practicable date.

     4.2. Opinion of Counsel.  Contemporaneously with the execution of this
          ------------------
Agreement, BioMarin shall deliver to Genzyme an opinion of counsel to BioMarin, dated as of the date hereof and addressed to Genzyme, in a form reasonably acceptable to Genzyme.

                           ARTICLE 5.  MISCELLANEOUS

     5.1.  Assignment.  This Agreement may not be assigned or otherwise
           ----------
transferred by any Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any member of an affiliated group, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets to an unrelated Third Party; provided, however, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

     5.2.  Severability.  Each Party hereby agrees that it does not intend to
           ------------
violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     5.3.  Notices.  Any consent, notice or report required or permitted to be
           -------
given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor in accordance with this Section 5.3, and shall be effective upon receipt by the addressee.

     If to               BioMarin Pharmaceutical, Inc.
     BioMarin:           11 Pimentel Court
                         Novato, California 94949
                         Attention: President
                         Facsimile: (415) 382-7889

     If to               Genzyme Corporation
     Genzyme:            One Kendall Square
                         Cambridge, Massachusetts 02139
                         Attention: President
                         Facsimile: (617) 374-7423

     with a copy to:     Genzyme Corporation
                         One Kendall Square
                         Cambridge, Massachusetts 02139
                         Attention: Chief Legal Officer
                         Facsimile: (617) 252-7553.

     5.4.  Applicable Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction.

     5.5.  Entire Agreement.  This Agreement together with the Collaboration
           ----------------
Agreement and the Operating Agreement contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by the Parties. Each of the Parties hereby acknowledges that this Agreement, the Collaboration Agreement and the Operating Agreement are each the result of mutual negotiation and therefore any ambiguity in their respective terms shall not be construed against the drafting Party.

     5.6.  Headings.  The captions to the several Articles and Sections hereof
           --------
are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     5.7.  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                         BIOMARIN PHARMACEUTICAL, INC.


                         By: /s/ Grant W. Denison, Jr.
                             ------------------------------------------------

                         Title: Chief Executive Officer and Chairman of the
                                ---------------------------------------------
                                Board
                                ---------------------------------------------

                         Date: September 4, 1998
                               ----------------------------------------------


                         GENZYME CORPORATION


                         By: /s/ G. Jan van Heek
                                 --------------------------------------------

                         Title: Executive Vice President
                                ---------------------------------------------

                         Date:  August 31, 1998
                                ---------------------------------------------

                                       9